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                                                                     Exhibit 8.2


                        TAFT, STETTINIUS & HOLLISTER LLP
                          425 Walnut Street, Suite 1800
                           Cincinnati, Ohio 45202-3957


                                  June 23, 2003



Interlott Technologies, Inc.
7697 Innovation Way
Mason, OH  45040

         RE: FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Ladies and Gentlemen:

         You have requested our opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of Interlott Technologies, Inc. with and into GTECH Corporation, a wholly-owned subsidiary of GTECH Holdings Corporation, as described in the Proxy Statement/Prospectus which will be included in the Registration Statement on Form S-4 filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

         In rendering our opinion, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

         Based upon and subject to the foregoing, except as otherwise indicated, the discussion set forth in the Proxy Statement/Prospectus under the caption "The Merger -- Material United States Federal Income Tax Consequences of the Merger" represents our opinion as to the material United States federal income tax consequences of the Merger under currently applicable law.

         This opinion is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Registration Statement. Any variation or difference in the facts from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.
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Interlott Technologies, Inc.
June 23, 2003
Page 2


         We hereby consent to the use of our name under the caption "The Merger -- Material United States Federal Income Tax Consequences of the Merger" and elsewhere in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,



                                            TAFT, STETTINIUS & HOLLISTER LLP